Exhibit 10.12

Contract Number : ZFTZ

Special Merchants Expansion Agreement of Union Pay Card

Party A : China Payment Technology Co., Ltd.

Address: Room 4703, Main Building, Xin Xing Square, Jiefang Road, Luohu District, Shenzhen

Tel. : 0755-82177302                      Fax : 0755-82235346

Party B : Shenzhen Yihuilian Information Consulting Co., Ltd. (Registered time on the industrial and commercial license)

Address: Internet Industrial Park, Guowei Road, Liantang Street Office, Luohu District, Shenzhen

Tel. : 0755-83463197   Fax :

In accordance with the principles of equality, voluntariness, honesty, mutual benefit and cooperation, Party A and Party B give full play to the advantages of resources in their respective fields of service. According to the provisions of the national laws and regulations, such as the Contract Law of the People’s Republic of China, through friendly consultation, both Party A and Party B have reached consensus as to the expansion matters of the payment business by Union Pay Card, and signed the following agreement, and committed to abide by jointly.

ArticleⅠCooperation Contents

1.1 Party A authorizes Party B to expand the special merchants satisfy the requirements of Party A in the corresponding area, and to become the special cooperative merchant of the payment business of Party A.

1.2 As to the special cooperative merchants who is developed by Party B and has successfully carried out the payment business of Party A, Party B is entitled to receive respective business development fees from Party A distributed from the profits of the payment business.

1.3 As an acquirer of the Union Pay Card of the special merchants, Party A shall provide the development standards of the merchants and relevant charges standards in line with the norms of Union Pay, provide the operational standards and management system for Party B, and the relevant training.

1.4 As the expansion institution of the special merchants of Party A, Party B shall make use of its resources and channels to recommend special cooperative merchants for Party A in the corresponding area according to the provisions of the agreement.

Article Ⅱ Cooperation Term and Region

2.1 The cooperation term of this Agreement shall be from February 28, 2017 to February 27, 2019. If both parties do not terminate this Agreement in the written form one month before the expiration of the Agreement, the term of this Agreement shall be automatically extended for two years.

2.2 The area of cooperation in this Agreement is the corresponding area. Without the written permission of

Address: Room 4703, Main Building, Xin Xing Square, Jiefang Road, Luohu District, Shenzhen

Tel. : 0755-82177302 Fax : 0755-82235346  Website : http://www. qtopay. cn

Party A, in principle, Party A shall not accept Party B to extend the special merchants outside the above area.

Article Ⅲ Standards and Settlement Method of Expansion Service Costs

3.1 Party B shall pay Party B a guarantee deposit of not less than RMB 200,000 Yuan. In consideration of the special circumstances of Party B by Party A, such as the actual business status of Party B, Party B shall pay the guarantee deposit of RMB 50,000 Yuan at the time of signing the Agreement. Party B agrees that Party A charges the guarantee deposit according to the factors, such as the degree of risk of the special merchants of Party B, the amount of transaction, etc. The specific amount shall be determined by the specific circumstances of Party A. If Party B violates the provisions of the Agreement, as to the losses caused to Party A, Party A shall have the right to deduct from the service fee, guarantee deposit, etc. of Party B, which shall be paid by Party A. If the guarantee deposit is insufficient, Party B shall complement within three working days, or Party A shall suspend the cooperation with Party B, and Party B shall agree not to require Party A to pay the undistributed expansion service costs.

3.2 As to the special cooperative merchants of the Union Pay Card business in line with the requirements of Party A that is expanded by Party A, Party B can obtain the expansion service costs brought within the term of cooperation according to the agreed standards. As to the expansion services of the special merchants provided by Party B, the contents of service include the provision of the recommendation of special merchants, relationship maintenance. During the period of cooperation between the two parties, Party A shall pay the expansion cost to Party B:

The allocation of service costs of transaction settlement: The standards for the transaction settlement service costs of the acquiring business of Union Pay Card of special merchants expanded by Party B shall be implemented according to the deduction rate standards of the MCC of the industry of Party A, with the principle allocation proportion of 7:2:1 of the issuing bank, acquiring bank and Union Pay according to the provisions of Distribution Methods of the Inter-bank Transaction Profits of the Union Pay Card of the Network Institution of China UnionPay. Both Party A and Party B agree to carry out the allocation according to the proportion of 5:5 to the transaction service costs of the Union Pay Card of the acquiring bank to Party A, among which the profit of transaction service costs=contracted transaction service costs-costs of the transaction service fees-service fees of the Union Pay brand.

3.3 In case of the occurrence of the following circumstances, Party A shall have the right not to pay the expansion service costs of the special merchants to Party B. As to the paid costs, Party A shall have the right to deduct from the settlement amount of the next period:

3.3. 1 The special merchants expanded by Party B are the original special merchants of Party A, belonging the increased device, increased branch store of the special merchants;

3.3.2 The special merchants expanded by Party B has been expanded by other cooperative units of Party A, and Party A can provide the relevant proof for this;

3.3.3 Party A has contacted and carried out the negotiation of business with the special expansion merchants before the expansion by Party B;

3.3.4 After the signing and installation of the special merchants expanded by Party B, within two months after the date of the installation, the quantity of transaction of the Union Pay Card of the special merchants is zero or the POS terminal is revoked;

3.3.5 Within 180 days from the date of installation of the special merchants expanded by Party B, there occurs the transaction risk of the Union Pay Card due to the reason that the special merchants conduct the illegal operation activities, such as cashing out illegally, and Party A take the risk measures for this.

3.4 The period of settlement for the expansion service costs of the special merchants expanded by Party B shall be one natural month. Party A shall issue the reconciliation statement of the expansion service costs of last month to Party B prior to 10th of each month (extend in case of the festivals and holidays, the same below). If Party B does not propose the objection within three working days after receiving the reconciliation statement of the expansion service costs issued by Party A, it shall be deemed that Party B has confirmed that the data of the expansion service costs are consistent with the actual data. Party B shall issue the invoices prior to 15th of each month according to the amount of the expansion service costs and Party A shall pay the expansion service costs of last month within five working days from the date of receiving the invoices.

Bank Account Information of Party B:

Name of Account: Shenzhen Yihuilian Information Consulting CO., Ltd.

Bank Account No.: 7441010182600257574

Opening Bank: CITIC Bank Shenzhen Branch

3.5 If the marketing activities carried out by Party A involve the special merchants expanded by Party B, Party B shall have the obligation to bear part of the marketing costs, with the specific proportion agreed by separate consultation between both parties.

3.6 If Party B has objections to the data, report or invoices last month, Party B shall issue the written explanation, which shall be adjusted after the verification of both Party A and Party B.

3.7 If there is no normal transaction of acceptance business for more than two months for the single acceptance terminal of the special merchants expanded by Party B (the total amount of monthly transaction costs of less than 100 Yuan) or the store does not continue for business, Party A shall have the right to withdraw the devices.

3.8 If the monthly amount of the transaction of all the special merchants expanded by Party B is less than RMB 3 million Yuan, Party A shall have the right to require Party B to pay the guarantee deposit of RMB 50 thousand Yuan or Party A shall have the right to terminate this Agreement.

Article Ⅳ Rights and Obligations of Party A

4.1 Party A shall be entitled to the following rights

4.1.1 Party A shall have the right to enjoy the expansion services provided by Party B as agreed in this Agreement and annex. Party A shall be responsible for carrying out the qualification examination of the special merchants expanded by Party B. Party A shall have the right to evaluate the risks and benefits of the special merchants expanded by Party B, and have the right to accept or reject to sign the cooperation with the special merchants expanded by Party B according to the results of the evaluation.

4.1.2 The relevant materials of the special merchants collected by Party B for the expansion business shall be sent to Party A, which shall belong to Party A; Whether or not the cooperation relationship is established successfully between the special merchants and Party A, Party A shall not return the materials to Party B.

4. 1.3 Party A shall have the right to make suggestions to the personnel in charge of the expansion business of Party B, to be informed of the work progress of Party B. In addition, Party A shall have the right to make suggestion to the improvement of the work quality and expansion efficiency of Party B.

4. 1.4 If the special merchants expanded by Party B that are ascertained as fraud special merchants or merchants conducting cash out, and other circumstances according to the risk report of relevant departments, including but not limited to the risk management department of Party A, China Union Pay, the international organization of the credit card, etc. it shall be deemed as breach of the agreement of Party B by Party A.

Party B agrees to pay the penalty according to the standard of not less than RMB 10000 Yuan/unit of the special merchants each time to Party A. The specific amount shall be determined by Party A according to the seriousness degree of breach of agreement, and the seriousness degree of the risks.

4. 1.5 In the special merchants expanded by Party B, as to the actual losses caused to Party A as the acquiring bank of special merchants due to the reasons of the operation error, illegal operations of the non-fraud special merchants and non-cashing-out special merchants, according to the allocation proportion of the profits of special merchants by Party A and Party B, Party A shall deduct the actual losses according to the standards of the distribution proportion of both parties from the costs that should be paid to Party B.

4. 1.6 As to the direct or indirect losses caused to Party A of the major accidents due to the reasons of Party B, Party A shall reserve the right to pursue the liability of Party B.

4. 1.7 If the payable costs mentioned in the Agreement is not sufficient to be deducted from the payable costs of Party A to Party B, it shall be deducted from the guarantee deposit. Regardless whether the Agreement is terminated or not, Party A shall have the right to require Party B to return or claim from Party B.

4.2 Party A shall bear the following obligations

4.2.1 Party A shall pay the full amount of expansion service costs to Party B on time according to the provisions in the Agreement. In case of failing to pay the expansion service costs according to the contract, Party A shall pay the penalty of 0.05% of the unpaid expansion service costs to Party B.

4.2.2 Party A shall cooperate with Party B in the expansion activities actively, provide the necessary business support and training to Party B, assist the business personnel of Party B to master the relevant business knowledge and expansion skills, and provide the necessary technical support to the special cooperative merchants expanded by Party B and the maintenance work of the equipment of POS devices.

4.2.3 Party A shall have the obligation to provide the inquiry ports of the transaction background of the special merchants expanded under the name of Party B and provide the data of the expansion business of the special merchants.

4.2.4 Party A shall provide the devices of acceptance terminals and the installation and maintenance services of the special cooperative merchants.

ArticleⅤRights and Obligations of Party B

5.1 Party B shall be entitled to the following rights:

5.1.1 Party B shall have the right to obtain the full amount of expansion service costs on time according to the Agreement. if Party A fails to pay the full amount of expansion service costs on time, Party B shall have the right to receive the overdue fine of 0.05% of the unpaid expansion service costs from Party A.

5.1.2 Party B shall have the right to know the accession conditions of special merchants, sale guidance and business data related to the expansion business of Party A.

5.2 Party B shall bear the following obligations:

5.2.1 Party B shall provide the special expansion merchants to Party A according to the business standards and management norms formulated by Party A strictly. Party B shall make the use of its own channel resources to provide the intentional special expansion merchants for Party A. The special merchants provided shall be in line with the accession standards of Party A with good operation status. Party B shall ensure that there are no suspicious acts in violation of the rule, laws of the special merchants, such as cashing out, money laundering, etc. at the time of and after the expansion.

5.2.2 Party B shall not sign the contract with the special merchants at the standard lower than the transaction service fee of Party A. If there is particular special merchant, after full consultation with Party A, the specific service fee shall be determined.

5.2.3 Under the circumstances without the written consent of Party A, Party B shall not transfer or outsource any part of the rights and obligations agreed in the Agreement to any third party.

5.2.4 In accordance with the needs of business development, Party B shall provide qualified and sufficient personnel. The personnel employed by Party B have no labor relationship with Party A. All the disputes related to the labor relationship arising with Party B and the above personnel (including but not limited to the labor agreement, remuneration, social insurance, welfare, and other aspects) are not related to Party A, which shall be resolved by Party B and the expansion personnel of special merchants on their own.

5.2.5 Party B shall be fully responsible for the recruited personnel of Party B. If there exist forged, false acts, and disclosure of the information of merchants by the recruited personnel or the former recruited personnel, Party B shall bear all the legal liabilities and economic compensation arising from this.

5.2.6 At the time of engaging in the service items agreed in this Agreement, Party B shall supervise the personnel in charge of the expansion, maintenance of the special merchants to follow the national laws and regulations and relevant systems. As to the losses in the reputation and economy to Party A, Party B shall bear the corresponding liabilities to Party A.

5.2.7 In the course of business development, Party B shall abide by the relevant provisions of carrying out the payment business of Union Pay Card by the People’s Bank, China Union Pay and Party A. It is forbidden to use illegal methods, or methods in violation with the public order and good customs, or to do any acts harming the image or interest of Party A.

5.2.8 Without the consent of Party A, Party B shall not make any commitment involving the interests of Party A and the cooperative banks to the special merchants.

5. 2.9 Party B and the employees of Party B shall not ask for or receive any payment and fees to the special merchants in any name.

5.2.10 Party B shall provide its special expansion merchants to Party A in accordance with the requirements of Party A, and assist the special merchants to submit the relevant materials to Party A, to ensure that the special merchants shall be the legitimate business subjects engaged in legal commercial activities. When necessary, Party B is obliged to assist Party A and the relevant regulatory authorities in investigating the identity and operation status of the special merchants.

5.2.11 In the course of carrying out the expansion activities, Party B shall not use the unfair competition means or malicious means to develop the special merchants; In the course of conducting business negotiation with the special merchants, Party B shall abide by the provisions of laws and regulations and business ethics without the existence of compulsion, threat, lure, fraud or bribery to the special merchants.

5.2.12 Party B shall assist Party A in the training, maintenance, guidance, and charging, etc. of the special merchants expanded by Party A. If the special merchants expanded by Party B fail to pay the transaction fee, service fee, Party B shall have the obligation to assist the charging; If the special merchants expanded by Party B fail to pay the unpaid transaction fee, service fee or refuse to pay, Party B shall pay the above payment to Party A on behalf of the special merchants, and Party B shall recharge to the special merchants.

5.2.13 Party B shall have the obligation to supervise the payment business of Union Pay Card of the special expansion merchants.

Article Ⅵ Obligations of Both Parties

6.1 Both Party A and Party B shall bear the tax expenses of the service costs obtained respectively.

6.2 Without the consent of the other party, both Party A and Party B shall not use the name and trademark of the cooperative party for commercial publicity and advertising.

Article Ⅶ Liability for Breach of Agreement

7.1 If the business can not be carried out due to the fault of Party A, Party B shall contact with Party A promptly. Both parties shall resolve the problem on the basis of the principle of friendly consultation; If the consistent opinion can not be achieved, Party B shall inform Party A in writing, and have the right to terminate the cooperation. Party A shall bear the corresponding liability to the actual losses of Party B.

7.2 If the business can not be carried out due to the fault of Party B, Party A shall contact with Party B promptly. Both parties shall resolve the problem on the basis of the principle of friendly consultation; If the consistent opinion can not be achieved, Party A shall inform Party B in writing, and have the right to terminate the cooperation. Party B shall bear the corresponding liability to the actual losses of Party A.

7. 3 If Party B transfer or subcontract the rights and obligations agreed in this Agreement arbitrarily to any third party, Party B shall pay ten times of the expansion service costs obtained since the Agreement enters into force to Party A as liquidated damages; As to other losses caused to Party A, Party B shall still pay additional compensation for the losses.

7.4 If Party B fails to carry out the operation according to the business standards and management norms formulated by Party A, leading to that Party A is suffered from the complaint, claim and lawsuit, Party B shall compensate for all the losses suffered by Party A. These losses include but not limited to: compensation fee, investigation fee, lawsuit fee, layer fee, travel expenses, reasonable expenditure, etc.

7.5 If Party B or/and the employee of Party B asks or receives any payment, fees and other benefits (except the authorization by Party A) from the special merchants or expansion merchants in any name, Party B shall pay thirteen times of the expansion service costs received since the Agreement enters into force as liquidated damages to Party A. The guarantee deposit received from Party B to Party A shall not be refunded.

Article Ⅷ Exception Clause

8.1 If the contract can not be fulfilled or can not be fulfilled according to the agreement due to the occurrence of earthquake, typhoon, flood, fires and other force majeure that people can not predict, avoid or conquer, the party that suffers the force majeure shall inform other parties to the Agreement within 10 working days from the date of the occurrence of the force majeure in writing, and issue the proof document by the relevant department on time. As to the losses caused by the force majeure, both parties shall not bear the liabilities to each other and both parties shall consult whether to continue to perform the contract within the reasonable time limit.

8.2 Due to the factors of the adjustment of national financial laws, regulations, the policies of the company, causing the business of cooperation can not continue to be carried out, both parties shall not bear the liabilities to each other. Both parties shall consult to solve the rehabilitation matters within the reasonable time limit.

8.3 In view of the special nature of e-commerce, as to the influence by the hacker attacks, network viruses, banking system failure, the telecommunications sector technical adjustments and line failure, the adjustments of banking policy, the temporary closure caused by the government control, power system failure or restricted power supply, and other circumstances affecting the normal operation of the network, Party A shall not be responsible for the liabilities.

Article Ⅸ The Change and Early Termination of the Agreement

9. 1 After the cooperative parties have reached consensus with consultation and formed the written agreement, the relevant terms and conditions of the Agreement may be amended.

9.2 After the cooperative parties have reached consensus with consultation and formed the written agreement, the implementation of the agreement can be terminated within the period of the agreement. Or the conditions of termination as agreed in the Agreement occur, the Agreement shall be terminated.

9.3 Prior to the termination of the Agreement, Party B shall transfer all the materials of special merchants in various forms to Party A without reservation.

9.4 During the period of cooperation, if one party of both Party A and Party B wants to change or terminate the Agreement, the party shall notify the other party in writing 60 days in advance. The Agreement can be changed or terminated through consensus after consultation between both parties. If one party changes or terminates the Agreement arbitrarily without the consent of the other party, the economic losses suffered by the other party shall be borne by the party according to the corresponding liability.

9.5 After the Agreement is terminated, Party A shall not pay the expansion service costs to Party B, such as the transaction service costs of special merchants expanded by Party B.

9.6 After the Agreement is terminated, both Party A and Party B shall do a good job of work handover and the distribution settlement of the transaction service costs. Within 180 days after the Agreement is terminated, the work handover is finished, and the expansion of special merchants by Party B is not in violation with the provisions of the Agreement, Party A shall refund the guarantee deposit to Party B without interests.

Article X Term of Confidentiality and Undertaking of Risk Liability

10.1 Without the written permission of Party A, Party B shall not disclose any information and material of the special merchants to the third party.

10.2 Both parties ensure to each other during the period of fulfilling this Agreement, and during two years after the termination of the Agreement, it is forbidden to disclose the Agreement, the materials provided by any party, and any commercial secrets obtained from the other party during the process of fulfilment of the Agreement, or the materials with the indication of the word “confidential” and “all” to any third party in any way, except the following circumstances:

10. 2. 1 Having obtained the written consent of the other party;

10. 2. 2 The necessary information disclosed to the personnel attending the relevant work for the fulfillment of the Agreement;

10.2.3 As requested by the juridical authority with the corresponding rights;

10.3 Party B shall sign the confidentiality agreement with the personnel involved in knowing the content of the second section of the article, to ensure that the employees of Party B shall not disclose the contents involved in the second section of the article to any third party in any way. At the same time, Party B shall ensure that the above obligations shall not be rescinded due to the resignation or shift positions of the employees.

10.4 Under the premise that Party B has strictly implemented the business standards and regulation norms specified by Party A, as to the losses of Party A caused by the reasons of moral risks of the enterprise, Party A shall reserve the right to pursue the liability of the enterprise, and Party B shall have the obligation to assist the investigation; As to the losses of Party A caused by that Party B fails to strictly implement the business standards and management norms stipulated by Party A, Party B shall bear the corresponding loss and the legal liability.

Article XI Dispute Resolution

11.1 If there occur the different opinions and even disputes to the cooperation during the period of cooperation, both Party A and Party B shall take the friendly, equal, mutual benefits attitude to resolve through consultation; If consultation is in vain, any party can bring a lawsuit to the people’s court where Party A is located.

11.2 This Agreement is subject to the restriction of the laws, regulations and rules of the People’s Republic of China.

Article XII. Other Matters

12.1 Both parties confirm that the contact information in the Agreement shall be true and effective. The party sends to the contact person designated by the other party, which shall be deemed to be the effective sending from one party to the other party. If there is change in the address for notice and communication or other contact methods of one party, the party shall inform the other party in writing of the changed address and contact methods within ten days from the date of change, or otherwise all the consequences of the liabilities caused by this shall be borne by the change party.

12.2 The conclusion of this Agreement does not mean that there is the relationship of associated enterprises between Party A and Party B. Both Party A and Party B shall not use the name of the other party or the data of the company (including but not limited to the address and telephone number, etc.) to carry out the unreal and exaggerated propaganda to mislead the special merchants and other acts harming the benefits of the special merchants.

12.3 As to mattes not mentioned, both Party A and Party B can solve through consultation and can sign supplementary agreement separately, which shall be with the same legal effect with the Agreement. If there is discrepancy between the supplementary agreement and the Agreement, the supplementary agreement shall prevail.

12.4 This Agreement shall be made in duplicate, with Party A and Party B holding one copy respectively, with the same legal effect.

12. 5 Other :

Party A (Seal):

Authorized Representative:

Date: M/ D/ Y

(Seal): China Payment Technology Co., Ltd.

Party B (Seal):

Authorized Representative:

Date: February 28, 2017

(Seal): Shenzhen Yihuilian Information Consulting Co., Ltd